Exhibit 32.1

Section 1350 Certification of Chief Executive Officer and Chief Financial Officer

In connection with the Annual Report on Form 10-K of Global Medical REIT Inc. (the “Company”) for the fiscal year ended December 31, 2015 as filed with the SEC (the “Report”), I, David A. Young, Chief Executive Officer and I, Donald McClure, Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 28, 2016	/s/ David A. Young
David A. Young, Chief Executive Officer
(Principal Executive Officer)

Dated: June 28, 2016	/s/ Donald McClure
Donald McClure, Chief Financial Officer
(Principal Financial and Accounting Officer)

This certification accompanies this Annual Report on Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.